UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2017

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Kohl’s Corporation 2017 Long-Term Compensation Plan

At the 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) of Kohl’s Corporation (the “Company”) held on May 10, 2017, the Company’s shareholders approved the Kohl’s Corporation 2017 Long-Term Compensation Plan (the “2017 Plan”).  The 2017 Plan provides for the following types of awards to our current and former employees and non-employee members of the Company’s Board of Directors (the “Board”):

•

options to purchase shares of the Company’s $0.01 par value common shares Common Stock (“Common Stock”),

•

stock appreciation rights,

•

stock awards,

•

performance units, and

•

performance shares.

Under the 2017 Plan, the aggregate number of shares of Common Stock available for issuance is 15,176,879, which includes unused shares of Common Stock that were subject to 6,176,879 outstanding awards as of March 31, 2017 that were granted under the Company’s prior equity plans.

The foregoing description of the 2017 Plan is qualified in its entirety by reference to the 2017 Plan attached as Annex A to the Proxy Statement on Schedule 14A filed on March 31, 2017 in connection with the 2017 Annual Meeting, which is incorporated herein by reference.

Appointment of Interim Principal Financial and Accounting Officer

On May 10, 2017, following the previously announced retirement of Wesley S. McDonald as Chief Financial Officer of the Company, the Board appointed Kevin Mansell as interim principal financial officer, to serve until such time as a permanent replacement is named.  Mr. Mansell currently serves the Company as Chairman of the Board, President and Chief Executive Officer.  Mr. Mansell’s biography is set forth under Part I, Item 4A of the Company’s Form 10-K, filed on March 17, 2017.  For Securities and Exchange reporting purposes, the Board designated Mr. Mansell as interim principal financial and accounting officer.  Mr. Mansell’s compensation did not change in connection with the foregoing.  Since January 1, 2016, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Mansell had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.07.

Submission of Matters to a Vote of Security Holders

The following matters were voted upon at the 2017 Annual Meeting:

(1)

Proposal to elect the 10 individuals nominated by the Board of Directors to serve as directors for a one year term and until their successors are duly elected and qualified.

The results of the voting on this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes

Peter Boneparth	129,820,979	4,517,990	88,464	17,777,748
Steven A. Burd	131,545,258	2,792,439	89,736	17,777,748
Kevin Mansell	126,742,600	4,653,658	3,031,175	17,777,748
Jonas Prising	132,951,445	1,385,372	90,616	17,777,748
John E. Schlifske	132,461,277	1,876,080	90,076	17,777,748
Adrianne Shapira	133,357,560	987,620	82,253	17,777,748
Frank V. Sica	129,450,304	4,887,013	90,116	17,777,748
Stephanie A. Streeter	132,420,627	1,924,983	81,823	17,777,748
Nina G. Vaca	131,848,205	2,494,300	84,928	17,777,748
Stephen E. Watson	131,683,345	2,655,038	89,050	17,777,748

(2)

Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018.

The results of the voting on this proposal are as follows:

For	Against	Abstain	Broker Non-Votes
145,756,700	6,309,780	138,701	0

(3)

Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers.

The results of the voting on this proposal are as follows:

For	Against	Abstain	Broker Non-Votes
125,028,549	9,099,835	299,049	17,777,748

(4)

Non-Binding Advisory Vote on the Frequency of Future Non-Binding Advisory Votes on the Compensation of the Company’s Named Executive Officers.

The results of the voting on this proposal are as follows:

1 Year	2 Years	3 years	Abstain	Broker Non-Votes
114,560,578	333,650	19,372,971	160,234	17,777,748

(5)

Proposal to Approve the Kohl’s 2017 Long-Term Compensation Plan.

The results of the voting on this proposal are as follows:

For	Against	Abstain	Broker Non-Votes
129,037,888	5,119,139	270,406	17,777,748

(6)

A shareholder proposal on independent chair.

The results of the voting on this proposal are as follows:

For	Against	Abstain	Broker Non-Votes
25,511,599	108,664,969	250,865	17,777,748

Item 8.01

Other Events

On May 10, 2017, the Company issued a press release announcing events which took place in connection with the 2017 Annual Meeting.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.	Description

10.1

Kohl’s Corporation 2017 Long-Term Compensation Plan, incorporated by reference to Annex A to the Proxy Statement on Schedule 14A filed on March 31, 2017 in connection with the Company’s 2017 Annual Meeting

99.1	Press Release dated May 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 10, 2017

KOHL’S CORPORATION

By:

/s/ Jason J. Kelroy

Jason J. Kelroy

Executive Vice President,

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Kohl’s Corporation 2017 Long-Term Compensation Plan, incorporated by reference to Annex A to the Proxy Statement on Schedule 14A filed on March 31, 2017 in connection with the Company’s 2017 Annual Meeting

99.1	Press Release dated May 10, 2017